Item (16)(14)
Consent of Independent Registered Certified Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED CERITFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated February 25, 2009, relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Reports of Transamerica Capital Guardian Global VP and Transamerica Templeton Global VP, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts” and “Representations and Warranties” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Tampa, Florida
March 9, 2009